UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 5, 2025 (November 5, 2025)

TRACTOR SUPPLY COMPANY
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5401 Virginia Way, Brentwood, Tennessee 37027
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (615) 440-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.008 par value	TSCO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [☐]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [☐]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2025, the independent members of the Board of Directors (the “Board”) of Tractor Supply Company (the “Company”), upon recommendation of the Compensation and Human Capital Committee (the “Committee”) of the Board of Directors, unanimously approved retention equity awards to Harry A. Lawton III, the Company’s President and Chief Executive Officer, consisting of (i) a performance share unit award with a target grant date value of $12,000,000, which will vest on February 5, 2031 based on the Company’s total shareholder return relative to the constituents of the S&P 500 Index over the January 1, 2026 through December 31, 2030 performance period (the “Retention PSU Award”), and (ii) a restricted share unit award with a grant date fair value of $8,000,000, which will vest in equal installments on each of the third, fourth and fifth anniversaries of the grant date (the “Retention RSU Award”), in each case, subject to Mr. Lawton’s continued employment with the Company through each applicable vesting date. The retention equity awards are designed to retain Mr. Lawton through extending vesting periods and were developed after considering the input of the Committee’s independent compensation consultant.

In the event that Mr. Lawton’s employment is terminated by the Company without “cause” or by Mr. Lawton for “good reason” (each as defined in the applicable award agreement), then the Retention PSU Award will vest on a prorated basis based on performance through the termination date. In the event of Mr. Lawton’s “retirement” (as defined in the applicable award agreement), the Retention PSU Award will vest on a prorated basis based on actual performance through the end of the performance period and the Retention RSU Award will vest to the extent that it would have vested if Mr. Lawton had remained employed through the end of the calendar year in which the retirement occurs.

In addition, on November 5, 2025, the Board approved a temporary waiver to the Company’s director service limitations set forth in the Employment Agreement, dated December 4, 2019, by and between the Company and Mr. Lawton, to allow for Mr. Lawton’s service on two outside boards of directors for a limited period of time.

Item 8.01 Other Events.

On November 5, 2025, Tractor Supply Company (the “Company”) issued the press release furnished herewith as Exhibit 99.1 announcing the Company's declaration of a cash dividend of $0.23 per share of outstanding common stock payable December 9, 2025, to stockholders of record as of the close of business on November 24, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press release of Tractor Supply Company dated November 5, 2025

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

November 5, 2025	By:	/s/ Kurt D. Barton
Name: Kurt D. Barton
Title: Executive Vice President - Chief Financial Officer and Treasurer